UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September _7, 2005

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee 62-0935669

(State or other jurisdiction (I.R.S. employer of incorporation) identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On September 7, 2005, Pacer International, Inc. announced that its Board of Directors declared its first-ever quarterly dividend of $0.15 per share of common stock and approved a dividend policy that anticipates an annual dividend of $0.60 per share of common stock, payable in four quarterly increments of $0.15 per share.

The initial dividend is payable on October 10, 2005 to shareholders of record at the close of business on September 20, 2005. The declaration and payment of future cash dividends is subject to approval of the board of directors each quarter and the execution of an amendment to the Company's Credit Agreement to permit ongoing cash dividends, which the Company expects to be completed during the third quarter.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. a Tennessee corporation

Dated: September 7, 2005 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer